UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2006

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

Frontier Oil Corporation (the “Company”) and W. Reed Williams entered into a Separation Agreement and Release (the “Agreement”), effective as of March 7, 2006, which became final and binding under Colorado law on March 14, 2006. Pursuant to the Agreement and upon his resignation from the Company, as described below in Item 5.02, Mr. Williams will be entitled to receive payment of all accrued but unpaid salary, wages and bonus as well as four weeks of earned but unused vacation pay. For a period of 12 months after his resignation, Mr. Williams will be entitled to exercise all of his remaining stock options, and all restrictions on restricted stock granted to him will lapse as of his resignation date. Pursuant to the Agreement, Mr. Williams and his wife will be entitled to participate, subject to certain exceptions, in the Company’s Executive Retiree Medical Plan, which is described in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 24, 2006. Mr. Williams and the Company have agreed to release each other from all causes of action arising out of Mr. Williams’ employment relationship with the Company, his termination from employment and all acts, omissions, conduct or representations prior to the date of executing the Agreement. Mr. Williams has also agreed for a period of two years after the date of the Agreement to keep all of the Company’s confidential information confidential and not to compete with the Company.

The description of the Agreement contained herein does not purport to be a complete statement of the parties’ rights and obligations thereunder. The statements herein are qualified in their entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 31, 2006, W. Reed Williams, the Company’s Executive Vice President — Refining & Marketing, will resign as an officer and employee of the Company.

Effective April 1, 2006, Paul Eisman has been appointed as the Company’s new Executive Vice President — Refining & Marketing. Mr. Eisman (50) served from 2005 to 2006 as Vice President of Business Development for KBC Advanced Technologies, a UK-based consultancy to refining and process industries. Prior to joining KBC in 2003, Mr. Eisman worked for Valero Energy Corporation (and predecessor companies) for 24 years in senior management positions, most recently as Senior Vice President—Economics and Planning. He also held the position of Senior Vice President of Refining and Commercial Operations at Valero, where he was generally responsible for the operations of Ultramar Diamond Shamrock’s six petroleum refineries and associated crude oil supply and marketing functions; he also served as Plant Manager at Valero’s 175,000 bpd refinery in McKee, Texas.

Mr. Eisman’s annual base salary will be $400,000. He will also be entitled to participate in the Company’s annual incentive bonus plan and long-term incentive plan established for officers of the Company and the life insurance, 401(k) and medical and dental programs that are generally available to the Company’s employees.

A copy of the press release announcing Mr. Williams’ resignation and Mr. Eisman’s appointment as an officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release, effective as of March 7, 2006, between W. Reed Williams and Frontier Oil Corporation.
99.1	Press release dated March 15, 2006 announcing the appointment of Paul Eisman as new Executive Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Executive Vice President & Chief Financial Officer

Date: March 15, 2006